EXHIBIT 99.1
Jeff Macdonald
Acorda Therapeutics
(914) 326-5232
jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Appoints Andrew Hindman as Chief Business Development Officer

Company also announces Soon Hyouk Lee as its new Vice President of Business Development

ARDSLEY, NY – May 14, 2014 –Acorda Therapeutics, Inc. (Nasdaq: ACOR) has appointed Andrew Hindman as Chief Business Development Officer.

“Business development is a key to Acorda’s growth strategy, and I am delighted that Andrew will lead our efforts to acquire new assets that add to our promising pipeline. Andrew is a highly talented, experienced business leader with an outstanding track record of identifying and completing value-creating strategic transactions,” said Ron Cohen, M.D., Acorda’s President and CEO. “I am looking forward to his contributions to Acorda’s executive leadership team.”

“Acorda is one of the most exciting mid-size biotechnology companies today, and I’m thrilled to be joining at a time when business development is a top priority,” said Andrew Hindman. “Our strong balance sheet and commercial and development expertise make the Company well-positioned to execute on a variety of strategic transactions. I’m looking forward to working with Ron and the executive leadership team as we lead the Company to the next stage of transformation and growth.”

Mr. Hindman has held several senior executive level positions in the biopharmaceutical industry, most recently as President, Chief Executive Officer and member of the Board of Tobira Therapeutics, a privately-held biotechnology company. At Tobira, he was responsible for developing a new corporate strategy, building new leadership and operational teams, and raising operating capital. Prior to Tobira, Mr. Hindman held senior corporate development and commercial operating positions at Nodality, Onyx Pharmaceuticals and Gilead Sciences. Mr. Hindman holds a B.A. in biochemistry and economics, graduating Phi Beta Kappa from Wesleyan University, and an executive MBA from Columbia University and the University of California Berkeley, Haas School of Business.

The Company also announced that it has appointed Soon Hyouk Lee as Vice President of Business Development, effective June 2. Mr. Lee has worked as a public and private healthcare investor at several investment organizations, most recently as Vice President at Fred Alger Management, where he analyzed healthcare and therapeutics companies. He has also supported business development efforts at several biopharma companies, including Genentech and

Questcor Pharmaceuticals. Mr. Lee holds a B.A. in biological sciences from Dartmouth College and an MBA from Harvard Business School.

“Soon is an outstanding addition to our business development team. His financial analytics capabilities, strategic insight and deep knowledge of the biopharma space will further enhance our ability to identify and acquire assets that can build significant shareholder value,” said Dr. Cohen. “Together, Soon and Andrew provide Acorda with extraordinary leadership of our business development function.”

About Acorda Therapeutics
Founded in 1995, Acorda Therapeutics is a biotechnology company focused on developing therapies that improve the lives of people with neurological disorders.

Acorda markets three FDA-approved therapies including: AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg,  a treatment to improve walking in patients with multiple sclerosis (MS); ZANAFLEX CAPSULES® (tizanidine hydrochloride) and Zanaflex tablets, a short-acting drug for the management of spasticity; and QUTENZA® (capsaicin) 8% Patch, for the management of neuropathic pain associated with postherpetic neuralgia. AMPYRA is marketed outside the United States as FAMPYRA® (prolonged-release fampridine tablets) by Biogen Idec under a licensing agreement from Acorda.

Acorda has one of the leading pipelines in the industry of novel neurological therapies. The Company is currently developing six clinical-stage therapies and one preclinical stage therapy that address a range of disorders including post-stroke deficits, epilepsy, stroke, peripheral nerve damage, spinal cord injury, neuropathic pain, and heart failure. For more information, please visit the Company’s website at: www.acorda.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including our ability to successfully market and sell Ampyra in the U.S.; third party payers (including governmental agencies) may not reimburse for the use of Ampyra or our other products at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; the risk of unfavorable results from future studies of Ampyra or from our other research and development programs, including Plumiaz (our trade name for Diazepam Nasal Spray), or any other acquired or in-licensed programs; we may not be able to complete development of, obtain regulatory approval for, or successfully market Plumiaz or other products under development; the occurrence of adverse safety events with our products; delays in obtaining or failure to obtain regulatory approval of or to successfully market Fampyra outside of the U.S. and our dependence on our collaboration partner Biogen Idec in connection therewith; competition, including the impact of generic competition on Zanaflex Capsules revenues; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third party intellectual property licenses needed for the commercialization of our products; failure to comply with regulatory requirements could result in adverse action by regulatory agencies; and the ability to obtain additional financing to support our operations. These and other risks are described in greater detail in Acorda Therapeutics' filings with the Securities & Exchange Commission. Acorda may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this release are made only as of the date hereof, and Acorda disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.
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